UNITED STATKS IIANKRIJl'T(;Y COURT OJSTIUCT OF 0£L,\\\'AR£ fo rt: CJBER. ll)t., et. al. Dtbtor REOUIREO DOCUMENT'S SchoouJc ofCa'>h Rcoeiot.,; and l) i sbursement,; MontbJy Operating Reµort For Cbe f>c:rio(l From June I, 2017 to Ju11c: 30, 2017 Ilank Reconciliation (oc cooies of debto:r's bank r«onciliations) Dedamtion R-!! .. ding lhe Status of Bank Reconcil i.ations Schedule of Cash Disbursements b" Le<r.11 f:.nlih· and £.�imatcd 'l'rustec Fees Doolamtfoll Reeardine, lhe Schedule of Cash Di.sbun;cments Schedule of .f>101CSSionaJ Fets Paid Conics of bank st:ucincnts Cash disbursement,; , .... .-aJs S1.atemem orn.--,nions l¼fance Sheet Status of Post,,:ietit.00 Tax..-s l)cclarntion Re<r:'lnlin� 1he Status of Post-Petition 'faxes Conies oflRS Fonn (1123 or n:wmenl rcccint C""'ies of tax returns filed durinit rc ..... mintio neriod Consolidated A<>ine, of AcoounL,; Pavsble no! Sub· .... t 10 Comnrom i:;e Accounts Receivable l{cconciliation and A�in,.. Debtor Ouestionnaire Forto )lo-. MOR-I MOR-la MOR- lniOcc) MOR-lb Cast No. 17-10772 Rc:pOreio� Peri()(): June 2017 Oo(·m.llto.l ExplitmHion AUac-bed AUac.bNI X X X X M(>R-1 b(Dccl X MOR-Jc X M()R-2 X MOR-3 X MOR-4, X MOR-4a(l)cc) X MOR-4b X MOR·S X �·fOR-6 X This Moothly Operating Report tMOR"j ha.,; been prepared solc-ly t"Of the purpo$C of compt)'ing with th( momhly reponine, requirements �ppli-c:;lble in the t�btors' chapc r 11 cases 3.00 is in a format ac<:epeable 10 the United States 'fruste<::. The financial infom1ation containod herein is I united m scope and covers a lim1lt:d time pcnod. Moreover, such intormatioo is prclim.i.na,y and unaudited.. and is not prepared in ae<:ordance with U.S. GAAP. J de(;Jarc under penalty of perjury (2S U.S C. S e ction 1746) that this report �od the auached documents ru-e twe and comxt to the best of roy knowlooge and belie( 31-Jul•l7 Oate Chnstian Me1.�.cr Chief ,�·inanc:.ial Officer Printed Name of Authori:t.cd lnchv,dual Title of Authorized Individual 1 Sit,l;;tUIC)' i.s duly ;.luthor�d by the l>ebtor.s to sign lhjs monthly opcratmg rcpM-. Cover EXHIBIT 99.1